Exhibit 99.1

CONSULTING AGREEMENT RENEWAL

This consulting agreement renewal ("Renewal") is dated April 12, 2006, and is between John G. Nikkel ("Nikkel") and Unit Corporation, a Delaware corporation (the "Corporation").

WHEREAS, on December 17, 2004, Nikkel and Unit entered into a consulting agreement ("Agreement");

WHEREAS, on April 1, 2006, the Agreement expired;

WHEREAS, the parties desire to renew the terms of the Agreement and extend its term;

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in this Renewal, Nikkel and Unit agree as follows:

1. This Renewal incorporates and adopts the terms of the Agreement attached hereto as Exhibit A.

2. This Renewal is for a term of 1 year commencing as of April 1, 2006 unless it is sooner terminated by mutual written agreement of the parties. In the event of Nikkel’s death during the term of this Renewal, the obligations of the parties under this Renewal shall terminate.

3. In the event there is a conflict between the terms of this Renewal and that of the Agreement, the terms of this Renewal will govern.

IN WITNESS WHEREOF, each of the parties has signed this Renewal, in the case of the Corporation by its duly authorized officer, as of the day and year set forth above.

Unit Corporation

/s/ John G. Nikkel	/s/ Mark E. Schell
John G. Nikkel	Mark E. Schell, Senior Vice President

EXHIBIT A

CONSULTING AGREEMENT

This consulting agreement is dated December 17, 2004, and is between John G. Nikkel ("Nikkel") and Unit Corporation, a Delaware corporation (the "Corporation").
Nikkel has elected to retire as an employee and Chief Executive Officer of the Corporation effective April 1, 2005 and will cease to be an officer of the Corporation as of that date.
The board of directors of the Corporation wishes to secure the services of Nikkel as a consultant to the Corporation and Nikkel is willing to act in that capacity following his retirement.
The Corporation and Nikkel wish to enter into this agreement to describe their obligations to each other and the scope of Nikkel's services to the Corporation as an independent contractor and consultant to the Corporation after his retirement.
The parties therefore agree as follows:

1.  Term of Agreement. This agreement is for a term of 1 year starting on the date of Nikkel's retirement unless it is sooner terminated by mutual written agreement of the parties. In the event of Nikkel's death during the term of this agreement, the obligations of the parties under this agreement shall terminate.
The parties, by mutual written agreement, may extend the term of this agreement for successive 1 year periods at any time before the termination of the then existing term of this agreement.

2.  Consulting Fees. In consideration of Nikkel's obligations under this agreement, the Corporation shall pay Nikkel an annual consulting fee of $70,000, with payments to be made monthly in accordance with the Corporation's usual procedures. This compensation shall be paid beginning as of Nikkel's retirement date and ending on the termination of this agreement.
During the term of this agreement the Corporation shall make available to Nikkel secretarial services and office space.

3.  Consulting Services.
3.1  Duration and Scope. During the term of this agreement, Nikkel shall serve as a consultant to the Corporation (including its subsidiaries, affiliates and joint venture partners). Nikkel will provide the advice and counsel to the Corporation as reasonably requested by the Chief Executive Officer of the Corporation. Unless otherwise requested, Nikkel shall attend the weekly exploration meetings held by the Corporation's subsidiary Unit Petroleum Company to assist in the decisions normally made during those meetings.
3.2  Compliance with Laws. Nikkel shall comply at his expense with all applicable provisions of workers' compensation laws, unemployment compensation laws, federal social security law, the Fair Labor Standards Act, federal, state and local income tax laws, and all other applicable federal, state and local laws, regulations and codes applicable to his status as an independent contractor.
3.3  Status. As a consultant to the Corporation, Nikkel shall act as an independent contractor. Nikkel shall not have the status of an employee of the Corporation. Nikkel shall be solely responsible for and shall pay all such amounts of applicable federal and state income and self employment taxes. Except as otherwise provided in this agreement, Nikkel shall not be eligible to participate in any employee benefit, group insurance or compensation plans or programs maintained by the Corporation; provided, however, that any rights that Nikkel may have under these plans or programs because of his prior status as an employee and officer of the Corporation (or his status as a director of the Corporation) shall not be affected by this agreement. The Corporation shall not provide Social Security, unemployment compensation, disability insurance, workers ' compensation or similar coverage, or any other statutory employment benefit, to Nikkel.

3.4  Reimbursement of Reasonable Expenses. On presentment to the Corporation of appropriate documentation of his expenses, the Corporation shall reimburse Nikkel under guidelines similar to those applicable to the Corporation's officers for reasonable expenses incurred by Nikkel during the performance of his consulting services.

4.  Protection of the Corporation's Interests.
4.1  Protection of Trade Secrets. For the term of this agreement, Nikkel shall not, without the prior written consent of the Corporation, disclose or use for any purpose (except in the course of his consulting services with the Corporation and in furtherance of the Corporation's business) confidential information or proprietary data of the Corporation, its subsidiaries, affiliates and joint venture partners, except as required by applicable law or legal process. Nikkel agrees to deliver to the Corporation at the termination of this agreement, or at such other time as the Corporation may request, all memoranda, notes, plans, records, reports and other documents (and copies thereof) relating to the business of the Corporation, its subsidiaries, affiliates and joint venture partners, that Nikkel may then possess or have under his control.
4.2  Limitation on Services Provided to Others. During the term of this agreement, Nikkel shall not, directly or indirectly:
(a) Engage in any business or activity in which the Corporation or any subsidiary, affiliate or joint venture partner of the Corporation is engaged (provided, however, that the purchase, sale and leasing of oil and gas mineral interests or participating in the drilling of oil and gas wells by Nikkel shall not be deemed to be a violation of this provision but nothing in this agreement will relieve Nikkel of any fiduciary duties he may owe to the Corporation); nor
(b) Be employed by, render services of any kind to, advise or receive compensation in any form from, nor invest or participate in any manner or capacity in, any entity or person that directly or indirectly engages in such business or activity.
This Subsection will not preclude investments in a corporation whose stock is traded on a public market and of which Nikkel owns less than a significant interest.
4.3  Nonsolicitation. During the term of this agreement, Nikkel shall not, directly or indirectly:
(a) Attempt to cause any employee of the Corporation or any subsidiary, affiliate or joint venture partner to leave his or her employment; nor
(b) Knowingly advise or provide information to any person in connection with an attempt by such person to cause any employee of the Corporation or any subsidiary, affiliate or joint venture partner to leave his or her employment.
4.4  Modification by Court. If any of the covenants contained in subsections 4.1, 4.2 and 4.3 above is determined to be unenforceable because of the duration of the covenant or the area covered by it, then the court or arbitrator making the determination shall have the power to reduce the duration of the covenant or the area covered by it, and the covenants, in their reduced form, will be enforceable.
4.5  Different Jurisdictions. If any of the covenants set forth in Subsections 4.1, 4.2 and 4.3 above is determined to be wholly unenforceable by the courts or arbitrators of any domestic or foreign jurisdiction, then the determination shall not bar or in any way affect the Corporation's right to relief in the courts or in arbitration proceedings of any other jurisdiction with respect to any breach of such covenants in such other jurisdiction. Such covenants, as they relate to each jurisdiction, shall be severable into independent covenants and shall be governed by the laws of the jurisdiction where a breach occurs.
4.6  Purpose of Covenants. Nikkel and the Corporation agree that the covenants in Subsections 4.1, 4.2 and 4.3 above are reasonable and necessary to protect the confidentiality of the trade secrets and other proprietary information concerning the business of the Corporation and its subsidiaries, affiliates and joint venture partners that was acquired by Nikkel as an employee of the Corporation and during the course of his consulting services under this Agreement.

4.7  Repayment of Gains. Nikkel and the Corporation agree that the principal purpose of entering into this agreement was to motivate Nikkel to contribute to the Corporation's success and to increase the Corporation's value. Nikkel and the Corporation also agree that any breach of the covenants set forth in Subsections 4.1, 4.2 and 4.3 above would be contrary to the purpose of this agreement. In the event that Nikkel takes any action contrary to any of the covenants set forth in Subsections 4.1, 4.2 and 4.3 above, Nikkel shall on demand pay the Corporation an amount equal to the total amount of all cash compensation paid to Nikkel under this agreement, whether that cash compensation was paid before or after the time when Nikkel takes the contrary action.

5.  Miscellaneous Provisions.
5.1  Waiver. No provisions of this agreement can be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by Nikkel and the Corporation. No waiver by either party of any breach of, or of compliance with, any condition or provision of this agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.
5.2  Assignment and Successors; The Corporation. The Corporation shall require any successor (whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Corporation's business and/or assets, by an agreement in substance and form satisfactory to Nikkel, to assume this agreement and to perform this agreement in the same manner and to the same extent as the Corporation would be required to perform it in the absence of a succession. For all purposes under this agreement, the term "Corporation" shall include any successor to the Corporation's business and/or assets that executes and delivers the assumption agreement described in this Subsection 5.2 or that becomes bound by this agreement by operation of law. The rights and benefits of Nikkel under this agreement may not be anticipated, assigned, alienated, or subject to attachment, garnishment, levy, execution, or other legal or equitable process except as required by law. Any attempt by Nikkel to anticipate, alienate, assign, sell, transfer, pledge, encumber, or charge the same shall be void.
5.3  Arbitration. Any dispute or controversy arising under or in connection with this agreement shall be settled exclusively by arbitration in Tulsa, Oklahoma, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction. Within 30 days following the conclusion of any arbitration proceeding (notwithstanding any appeal), the Corporation shall pay all reasonable attorneys' fees and related expenses incurred by Nikkel in connection with any such arbitration; provided, however, that the Corporation's reimbursement obligation under this sentence shall be limited to $15,000 in the event that the Corporation is the prevailing party in the action and $30,000 if Nikkel is the prevailing party in the action. For purposes of the preceding sentence, if there is disagreement concerning who is the prevailing party, then the parties shall request that the arbitrator hearing the dispute determine the point and the parties agree to be bound by the arbitrator's determination.
5.4  Taxes. All payments made under this agreement shall be subject to any required withholding of applicable taxes.
5.5  Whole Agreement. No agreements, representations or understandings (whether oral or written and whether express or implied) which are not expressly set forth in this agreement have been made or entered into by either party with respect to the subject matter hereof.
5.6  Choice of Law. The validity, interpretation, construction and performance of this agreement shall be governed by the laws of the State of Oklahoma.
5.7  Severability. The invalidity or unenforceability of any provision or provisions of this agreement shall not affect the validity or enforceability of any other provision, which shall remain in full force and effect.
5.8  Delivery of Notice. Notices and all other communications contemplated by this agreement shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by certified mail, return receipt requested and postage prepaid. In the case of the Nikkel, mailed notices shall be addressed to him at the home address which he most recently communicated to the Corporation in writing. In the case of the Corporation, mailed notices shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of its Secretary.

IN WITNESS WHEREOF, each of the parties has signed this agreement, in the case of the Corporation by its duly authorized officer, as of the day and year first above written.

________________________
John G. Nikkel
Unit Corporation

______________________
By: Larry D. Pinkston
Its: President

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